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Filed Pursuant to Rule 424(B)(5) Registration No. 333-102515 and No. 333-102515-01

PROSPECTUS SUPPLEMENT
(To prospectus dated January 24, 2003)

5,700,000 Shares

Common Stock

        Our common stock is listed and traded on the New York Stock Exchange, or NYSE, under the symbol "CIN." On January 31, 2003, the last reported sale price of our common stock on the NYSE immediately prior to pricing was $31.92 per share. Cinergy Corp. is selling all of the shares.

	Per Share	Total
Public offering price	$31.10	$177,270,000
Underwriting discount	$.25	$1,425,000
Proceeds, before expenses, to us	$30.85	$175,845,000

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The shares of common stock will be ready for delivery on or about February 5, 2003.

Merrill Lynch & Co.

The date of this prospectus supplement is January 31, 2003.

Prospectus Supplement

        The accompanying prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriter have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not and the underwriter is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, and the accompanying prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of the securities we are offering and certain other matters relating to us. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the securities we are offering.

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Cinergy Corp.," "we," "us" and "our" or similar terms are to Cinergy Corp.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        Our Current Report on Form 8-K, dated January 31, 2003, filed pursuant to the Securities Exchange Act of 1934, is incorporated into this prospectus supplement by reference. We also incorporate by reference any filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and until we sell all of the shares of common stock. You may request a copy of this filing at no cost, by writing or telephoning the office of Wendy L. Aumiller, Treasurer, Cinergy Corp., 139 East Fourth Street, Cincinnati, Ohio 45202, telephone number (513) 421-9500.

DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. These types of statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ are often presented with forward-looking statements. In addition, other factors could cause actual results to differ materially from those indicated in any forward-looking statement. These include:

  •
  Factors affecting operations, such as:

  •
  unusual weather conditions;

  •
  catastrophic weather-related damage;

  •
  unscheduled generation outages;

  •
  unusual maintenance or repairs;

  •
  unanticipated changes in fossil fuel costs, gas supply costs or availability constraints;

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  environmental incidents, including costs of compliance with existing and future environmental requirements; and

  •
  electric transmission or gas pipeline system constraints.

  •
  State, federal, and local legislative and regulatory initiatives.

  •
  The timing and extent of the entry of additional competition in electric or gas markets and the effects of continued industry consolidation through the pursuit of mergers, acquisitions and strategic alliances.

  •
  Regulatory factors such as changes in the policies or procedures that set rates; changes in our ability to recover expenditures for environmental compliance, purchased power costs and investments made under traditional regulation through rates; and changes to the frequency and timing of rate increases.

  •
  Financial or regulatory accounting principles or policies imposed by governing bodies.

  •
  Political, legal and economic conditions and developments in the United States and the foreign countries in which we have a presence. This would include inflation rates and monetary fluctuations.

  •
  Changing market conditions and other factors related to physical energy and financial trading activities. These would include price, basis, credit, liquidity, volatility, capacity, transmission, currency exchange rates, interest rates and warranty risks.

  •
  The performance of projects undertaken by our non-regulated businesses and the success of efforts to invest in and develop new opportunities.

  •
  Availability of, or cost of, capital.

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  Employee workforce factors, including changes in key executives, collective bargaining agreements with union employees and work stoppages.

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  Legal and regulatory delays and other obstacles associated with mergers, acquisitions and investments in joint ventures.

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  Costs and effects of legal and administrative proceedings, settlements, investigations and claims.

  •
  Changes in international, federal, state, or local legislative requirements, such as changes in tax laws, tax rates and environmental laws and regulations.

        These and other factors are discussed in our reports filed with the SEC. We are not required to revise or update forward-looking statements (whether as a result of changes in actual results, changes in assumptions or other factors affecting the statements). Our forward-looking statements reflect our best beliefs as of the time they are made and may not be updated for subsequent developments.

CINERGY CORP.

        We are a registered holding company under the Public Utility Holding Company Act of 1935 and the parent company of:

  •
  The Cincinnati Gas & Electric Company (CG&E);

  •
  PSI Energy, Inc. (PSI);

  •
  Cinergy Investments, Inc. (Investments);

  •
  Cinergy Global Resources, Inc. (Global Resources);

  •
  Cinergy Technologies, Inc. (Technologies);

  •
  Cinergy Services, Inc. (Services); and

  •
  Cinergy Wholesale Energy, Inc. (CWE).

        CG&E is a combination electric and gas public utility that provides service in the southwestern portion of Ohio and, through its principal subsidiary, The Union Light, Heat and Power Company, in neighboring areas in Kentucky. PSI is an electric utility that provides service in north central, central and southern Indiana. Investments holds most of our domestic non-regulated, energy-related businesses and investments. Global Resources holds our international businesses and investments and directs our renewable energy investing activities (for example, wind farms). Technologies primarily holds our portfolio of technology-related investments. Services is a service company that provides our regulated and non-regulated subsidiaries with a variety of centralized administrative, management, and support services. CWE was formed to act as a holding company for Cinergy's energy commodity businesses, including production, as the generation assets eventually become unbundled from the utility subsidiaries. However, Cinergy does not plan to transfer the generating assets of its utility subsidiaries to CWE in the foreseeable future.

        We are a Delaware corporation that was created in October 1994. Our principal executive offices are located at 139 East Fourth Street, Cincinnati, Ohio 45202; our telephone number is (513) 421-9500.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock trades on the NYSE under the symbol "CIN." The following table sets forth on a per share basis the high and low sales prices for our common stock for the periods indicated as reported on the NYSE composite transactions reporting system during the periods indicated.

	High	Low
2003
First Quarter (through January 30, 2003)	$35.87	$31.32
2002
First Quarter	35.75	31.00
Second Quarter	37.19	34.25
Third Quarter	36.21	25.40
Fourth Quarter	34.19	28.25
2001
First Quarter	35.15	28.81
Second Quarter	35.60	32.20
Third Quarter	35.00	28.00
Fourth Quarter	33.85	28.16
2000
First Quarter	25.88	20.00
Second Quarter	28.13	21.19
Third Quarter	33.25	25.56
Fourth Quarter	35.25	28.16

        On January 30, 2003, the last reported sale price of our common stock on the NYSE was $31.62 per share. As of January 24, 2003, there were approximately 55,660 holders of record of our common stock.

        We declared quarterly dividends on our common stock at the rate of $0.45 per share for each quarter of 2000, 2001 and 2002. On January 14, 2003, we declared a quarterly dividend of $0.46 per share of common stock. The dividend will be payable on February 15, 2003 to shareholders of record at the close of business on January 24, 2003. Purchasers in this offering will not receive this dividend.

USE OF PROCEEDS

        We anticipate our net proceeds from the sale of common stock will be approximately $175.6 million after deducting underwriting discounts and estimated expenses totaling approximately $1.6 million. We intend to use all of the net proceeds to repay a portion of our short-term indebtedness, which was $497.4 million at December 31, 2002 and was primarily incurred in connection with general corporate purposes, including capital expenditures related to construction projects and environmental compliance initiatives. At December 31, 2002, this indebtedness had a weighted average interest rate of 1.83%.

CAPITALIZATION

        The following table sets forth our capitalization at December 31, 2002 and as adjusted to reflect the sale of 5,700,000 shares of common stock and the application of the estimated net proceeds therefrom as described under "Use of Proceeds." When you read this data, you should also read the detailed information and financial statements appearing in documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	December 31, 2002
	Actual	As Adjusted
	(in thousands)
Total debt	$4,983,054	$4,807,409
Company obligated, mandatorily redeemable, preferred trust securities of subsidiary, holding solely debt securities of the company	308,187	308,187
Cumulative preferred stock of subsidiaries not subject to mandatory redemption	62,828	62,828
Common stock equity
Common stock—$.01 par value; authorized shares—600,000,000; outstanding shares—168,663,115 at December 31, 2002 and 174,363,115, as adjusted	1,687	1,744
Paid-in capital	1,918,136	2,093,724
Retained earnings	1,403,453	1,403,453
Accumulated other comprehensive income (loss)	(29,800)	(29,800)

Total common stock equity	3,293,476	3,469,121

Total capitalization	$8,647,545	$8,647,545

DESCRIPTION OF COMMON STOCK

        General.    As of December 31, 2002, 168,663,115 shares of our common stock were issued and outstanding. The outstanding shares of our common stock are, and our common stock offered hereby when issued and paid for will be, fully paid and non-assessable. This description of our common stock is not complete and is qualified by referring to the description contained or incorporated in our Form 8-B filed with the SEC on September 1, 1994.

        Voting Rights.    Holders of our common stock are entitled to one vote for each share held by them on all matters presented to shareholders. In the election of directors, shareholders do not have cumulative voting rights.

        Liquidation Rights.    After satisfaction of the preferential liquidation rights of any preferred stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.

        No Preemptive, Conversion, or Redemption Rights.    The holders of our common stock do not have preemptive rights as to additional issues of our common stock or conversion rights. The shares of our common stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is National City Bank.

UNDERWRITING

        Subject to the terms and conditions contained in the underwriting agreement dated January 31, 2003, we have agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, and they have agreed to purchase from us 5,700,000 shares of common stock. The underwriting agreement provides that the underwriter is obligated to purchase all the shares of common stock in the offering if any are purchased.

        The underwriter is offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by counsel to the underwriter, including the validity of the shares of common stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer's certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        We have been advised by the underwriter that it proposes to offer the shares purchased by it directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial public offering, the underwriter may change the public offering price and other selling terms. The underwriter must purchase all of the shares offered hereby if it purchases any of such shares.

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

        We have agreed, with some exceptions, not to directly or indirectly, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, for a period of 90 days after the date of this prospectus supplement:

  •
  offer, pledge, sell or contract to sell any common stock,

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  sell any option or contract to purchase any common stock,

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  purchase any option or contract to sell any common stock,

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  grant any option, right or warrant for the sale of any common stock,

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  dispose of or transfer any common stock, or

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  enter into any swap or other agreement or transaction that transfers, in whole or in part, the economic equivalent or ownership of common stock.

        This lockup provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock or similar securities. This agreement does not apply (A) in connection with the offering and sale of any securities to the underwriter pursuant to the underwriting agreement, (B) to any (i) purchases, (ii) issuances or (iii) grants of options, rights or warrants, under our employee or director compensation and benefits plans or used for similar employee compensation or benefit purposes, or (C) to any purchases and issuances under our direct stock purchase and dividend reinvestment plan. Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its sole discretion, may release any of the securities subject to this lock-up agreement at any time without notice.

        The shares are listed on the New York Stock Exchange under the symbol "CIN."

        Until the distribution of the shares is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriter to bid for and purchase our common stock. However, the underwriter may engage in transactions that stabilize the price of our common stock, such as bids or purchases that peg, fix or maintain that price.

        If the underwriter creates a short position in our common stock in connection with the offering (i.e., if it sells more shares of common stock than are set forth on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing common stock in the open market. In general, purchases of a security to stabilize its price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to Cinergy:

	Per Share	Total

Public offering price	$31.10	$177,270,000
Underwriting discount	$.25	$1,425,000
Proceeds, before expenses, to Cinergy	$30.85	$175,845,000

        The expenses of the offering, not including the underwriting discount, are estimated at $200,000.

        The underwriter has from time to time provided investment or commercial banking services to us in the past and is likely to do so in the future. It receives customary fees and commissions for its services. The underwriter is also a participant in one of our short-term revolving credit facilities.

LEGAL MATTERS

        Certain legal matters with respect to the offering of the securities will be passed on for us by Taft, Stettinius & Hollister LLP, and for the underwriter by Davis Polk & Wardwell. Davis Polk & Wardwell has acted as counsel in certain matters for us and some of our affiliates.

PROSPECTUS

Cinergy Corp.
CC Funding Trust II

By this prospectus, we offer up to

$750,000,000

of

Cinergy Corp.
Common Stock, Preferred Stock,
Stock Purchase Contracts, Stock Purchase Units and
Debt Securities

and

CC Funding Trust II
Preferred Trust Securities
Guaranteed as described in this prospectus
by Cinergy Corp.

        We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 24, 2003.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and CC Funding Trust II filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we and the trust may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings with a maximum aggregate offering price of up to $750,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."

        In this prospectus, unless the context indicates otherwise, the words "Cinergy," "the company," "we," "our," "ours" and "us" refer to Cinergy Corp. and its consolidated subsidiaries. "Trust" refers to CC Funding Trust II.

        We may use this prospectus to offer from time to time:

  •
  shares of our common stock, par value $0.01 per share;

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  contracts to purchase shares of our common stock;

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  shares of our preferred stock, without prior value, which may be convertible into our common stock;

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  stock purchase units, consisting of (1) a stock purchase contract and (2) our debt securities, the trust's preferred securities or debt obligations of third parties, including United States Treasury securities, other stock purchase contracts or common stock that are pledged to secure the stock purchase unit holders' obligations to purchase or to sell, as the case may be, our common stock under the stock purchase contracts;

  •
  our unsecured and unsubordinated debt securities, which in this prospectus we refer to as the senior debt securities, which may be convertible into our common stock; and

  •
  our unsecured subordinated debt securities, which in this prospectus we refer to as the junior subordinated debt securities, which may be convertible into our common stock. In this prospectus, we refer to the senior debt securities together with the junior subordinated debt securities as the debt securities.

        The trust may also use this prospectus to offer from time to time the trust's preferred securities, which we refer to in this prospectus as the preferred trust securities. We will guarantee the trust's obligations under the preferred trust securities as described below under "Description of the Preferred Securities Guarantee."

        We sometimes refer to our common stock, preferred stock, stock purchase contracts, stock purchase units, the debt securities, the preferred trust securities and the preferred securities guarantee collectively as the securities.

        For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document that we file at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. You may also read our filings over the Internet at the Commission's home page at http:/ /www.sec.gov. Our common stock is listed on the New York Stock Exchange under the ticker symbol "CIN". You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement on Form S-3 filed with the Commission under the Securities Act of 1933. It does not contain all of the information that is important to you. You should read the registration statement for further information with respect to Cinergy and the securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Commission highlights selected information, and in each instance reference is made to the copy of the document filed.

        The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

  (a)
  Annual Report on Form 10-K for the year ended December 31, 2001;

  (b)
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

  (c)
  Current Report on Form 8-K dated February 19, 2002 and Current Report on Form 8-K dated April 30, 2002 (as amended on May 17, 2002); and

  (d)
  Registration Statement on Form 8-B dated September 1, 1994.

        You may request a copy of any of the information incorporated by reference at no cost, by writing or telephoning the office of Wendy L. Aumiller, Treasurer, Cinergy Corp., 139 East Fourth Street, Cincinnati, Ohio 45202, telephone number (513) 421-9500.

THE COMPANY

        Cinergy Corp., a Delaware corporation created in October 1994, owns all outstanding common stock of The Cincinnati Gas & Electric Company (CG&E) and PSI Energy, Inc. (PSI), both of which are public utility subsidiaries. As a result of this ownership, we are considered a utility holding company. Because we are a holding company whose utility subsidiaries operate in multiple states, we are registered with and are subject to regulation by the SEC under the Public Utility Holding Company Act of 1935, as amended (PUHCA).    Our other principal subsidiaries are:

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  Cinergy Investments, Inc. (Investments);

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  Cinergy Global Resources, Inc. (Global Resources);

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  Cinergy Technologies, Inc. (Technologies);

  •
  Cinergy Services, Inc. (Services); and

  •
  Cinergy Wholesale Energy, Inc. (CWE).

        CG&E, an Ohio corporation, is a combination electric and gas public utility company that provides service in the southwestern portion of Ohio and, through its subsidiaries, in nearby areas of Kentucky and Indiana. CG&E's principal utility subsidiary, The Union Light, Heat and Power Company (ULH&P), is a Kentucky corporation that provides electric and gas service in northern Kentucky. CG&E's other subsidiaries are insignificant to its results of operations.

        PSI, an Indiana corporation, is an electric utility that provides service in north central, central, and southern Indiana. The following table presents further information related to the operations of our domestic utility companies (our operating companies):

	Principal Line(s) of Business		Major Cities Served	Approximate Population Served
CG&E and subsidiaries	•	Generation, transmission, distribution, and sale of electricity	Cincinnati, OH Middletown, OH Covington, KY	2,012,000
	•	Sale and/or transportation of natural gas	Florence, KY Newport, KY Lawrenceburg, IN
PSI	•	Generation, transmission, distribution, and sale of electricity	Bloomington, IN Carmel, IN Columbus, IN Kokomo, IN Lafayette, IN New Albany, IN Terre Haute, IN	2,220,000

        Investments holds most of our domestic non-regulated, energy-related businesses and investments. Global Resources holds our international businesses and investments and directs our renewable energy investing activities (for example, wind farms). Technologies primarily holds our portfolio of technology-related investments. Services is a service company that provides our regulated and non-regulated subsidiaries with a variety of centralized administrative, management, and support services. CWE was formed to act as a holding company for Cinergy's energy commodity businesses, including production, as the generation assets eventually become unbundled from the utility subsidiaries. However, Cinergy does not plan to transfer the generating assets of its utility subsidiaries to CWE in the foreseeable future.

        Our principal executive offices are located at 139 East Fourth Street, Cincinnati, Ohio 45202; our telephone number is (513) 421-9500.

THE TRUST

        The trust is a statutory trust created under the Delaware Statutory Trust Act pursuant to an amended and restated declaration of trust, among Cinergy Corp., The Bank of New York, as the property trustee, The Bank of New York (Delaware), as Delaware trustee and three employees of Cinergy Corp. as administrative trustees. In this prospectus, we refer to this declaration as the trust agreement. The trust exists only to issue and sell its preferred trust securities and common trust securities, to acquire and hold the debt securities as trust assets and to engage in activities incidental to the foregoing. All of the common trust securities will be owned by Cinergy Corp. The common trust securities will represent at least 3% of the total capital of the trust. Payments will be made on the common trust securities pro rata with the preferred trust securities, except that the common trust securities' right to payment will be subordinated to the rights of the preferred trust securities if there is a default under the trust agreement resulting from an event of default under the indenture.

        The trust's business and affairs will be conducted by its administrative trustees, as set forth in the trust agreement. The office of the Delaware trustee in the State of Delaware is 700 White Clay Center, Route 273, Newark, Delaware 19711. The trust's offices are located at 139 East Fourth Street, Cincinnati, Ohio 45202; our telephone number is (513) 421-9500.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes including repayment of debt and construction costs. The trust will use all of the proceeds received from the sale of the preferred trust securities and common trust securities to purchase our debt securities.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

        Set forth below is the ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the nine months ended September 30, 2002 and for each year in the five year period ended December 31, 2001.

		Year Ended December 31,
	Nine Months Ended September 30, 2002
		2001	2000	1999	1998	1997
Ratio of Earnings to Fixed Charges	2.73	3.36	3.66	3.44	2.47	3.33
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	2.68	3.30	3.56	3.33	2.38	3.09

        For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations plus fixed charges. Fixed charges consist of:

  •
  interest expense;

  •
  preferred dividends of a subsidiary trust, which are deductible for tax purposes;

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  amortized premiums, discounts and capitalized expenses related to indebtedness; and

  •
  an estimate of the interest within rental expense.

DIVIDENDS AND PRICE RANGE OF COMMON STOCK

        Cinergy Corp.'s common stock is listed on the New York Stock Exchange. The high and low stock prices for each quarter for the past three years are indicated below:

	High	Low
2002
First Quarter	$35.75	$31.00
Second Quarter	37.19	34.25
Third Quarter	36.21	25.40
Fourth Quarter	34.19	28.25
2001
First Quarter	$35.15	$28.81
Second Quarter	35.60	32.20
Third Quarter	35.00	28.00
Fourth Quarter	33.85	28.16
2000
First Quarter	$25.88	$20.00
Second Quarter	28.13	21.19
Third Quarter	33.25	25.56
Fourth Quarter	35.25	28.50

        As of October 15, 2002, the most recent dividend record date, we had 56,306 common stockholders of record. Cinergy Corp. declared dividends on common stock of $.45 per share for each quarter of 2000, 2001 and 2002.

CONSOLIDATED CAPITALIZATION

        The table below shows our capitalization on a consolidated basis as of September 30, 2002.

	Outstanding September 30, 2002
	Amount	% of Capitalization
Total Debt	$5,018,347	58%
Preferred Trust Securities	307,752	3
Cumulative Preferred Stock of Subsidiaries	62,828	1
Common Stock Equity
Common Stock—$.01 par value; authorized shares—600,000,000; outstanding shares—168,267,726 at September 30, 2002	1,683
Paid-in capital	1,889,119
Retained earnings	1,385,887
Accumulated other comprehensive income (loss)	(21,724)

Total Common Stock Equity	3,254,965	38

Total Capitalization	$8,643,892	100%

SELECTED CONSOLIDATED INCOME INFORMATION

        The following table shows selected financial information of Cinergy. This information is derived from our historical results. See "Where You Can Find More Information." All amounts are in thousands except per share amounts.

		Year Ended December 31,
	Nine Months Ended September 30, 2002
		2001	2000	1999(1)
Operating Revenues	$8,569,774	$12,922,537	$8,421,964	$5,937,888
Depreciation	303,996	378,140	343,949	323,268
Operating Income	590,570	941,856	861,628	693,223
Interest	186,414	268,127	224,459	234,778
Income Taxes	121,299	255,506	251,557	208,671
Preferred Dividend Requirement of Subsidiary Trust	17,847	1,067	—	—
Preferred Dividend Requirement of Subsidiaries	2,575	3,433	4,585	5,457
Net Income	271,279	442,279	399,466	403,641
Average Common Shares Outstanding	166,544	159,110	158,938	158,863
Earnings Per Common Share Net Income	$1.63	$2.78	$2.51	$2.54
Earnings per Common Share—
Assuming Dilution Net Income	$1.61	$2.75	$2.50	$2.53

(1)
In the third quarter of 1999, we realized a net contribution to earnings of approximately $0.43 per share (basic and diluted) when we sold our 50% ownership interest in Midlands Electricity plc.

        In the third quarter of 1999, extreme weather conditions resulted in a reduction in net income of $57.0 million ($16 million for CG&E, $41 million for PSI) after tax or $0.36 per share (basic and diluted).

ACCOUNTING TREATMENT RELATING TO PREFERRED TRUST SECURITIES

        The financial statements of the trust will be consolidated with our financial statements, with the preferred trust securities shown on our consolidated financial statements as company obligated, mandatorily redeemable, preferred trust securities of a subsidiary, holding solely debt securities of the company. Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.

DESCRIPTION OF THE DEBT SECURITIES

        We may issue directly to the public, to the trust or as part of a stock purchase unit from time to time one or more series of the senior debt securities or the junior subordinated debt securities under an indenture dated September 12, 2001 between us and Fifth Third Bank, as indenture trustee. We will provide information about these debt securities in a prospectus supplement. We will issue only one series of debt securities to the trust.

        We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for the provisions which may be important to you. Terms used in this summary have the meanings specified in the indenture. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

General

        The indenture allows us to issue debt securities in an unlimited amount from time to time.

        The debt securities will be unsecured obligations of Cinergy Corp. In this section, unless the context requires, the words "Cinergy," the "company," "we," "our," "ours," and "us" refer to Cinergy Corp. and not its consolidated subsidiaries.

        The relevant prospectus supplement will describe the terms of any debt securities being offered, including:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which the principal of any of the debt securities will be payable;

  •
  the rate or rates at which any of the debt securities will bear interest, if any;

  •
  the date from which interest, if any, on the debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

  •
  the right, if any, to extend interest payment periods and the duration of any extension;

  •
  any redemption, repayment or sinking fund provisions;

  •
  the place or places where the principal of and any premium and interest on any of the debt securities will be payable;

  •
  the denominations in which such debt securities will be issuable;

  •
  the index, if any, with reference to which the amount of principal of or any premium or interest on the debt securities will be determined;

  •
  any addition to or change in the events of default applicable to any of the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

  •
  any addition to or change in the covenants in the indenture;

  •
  whether such debt securities are convertible into other securities and the terms thereof;

  •
  the applicability of or any change in the subordination provisions of the indenture for a series of debt securities; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the indenture.

Structural Subordination

        Cinergy Corp. is a holding company. As a consequence, the debt securities will be structurally subordinate to all secured and unsecured debt of Cinergy's operating subsidiaries.

Subsequent Distribution of Trust Securities

        If we issue debt securities to the trust in connection with the issuance of preferred trust securities and common trust securities by the trust, those debt securities subsequently may be distributed to the holders of the preferred trust securities and common trust securities either:

  •
  upon the dissolution of the trust, or

  •
  upon the occurrence of events that we will describe in the prospectus supplement.

Subordination of Certain Debt Securities

        The indenture provides that one or more series of debt securities may be subordinate and subject in right of payment to the prior payment in full of all senior debt of the company.

        No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the junior subordinated debt securities may be made if any senior debt is not paid when due, any default has not been cured or waived, or if the maturity of any senior debt has been accelerated because of a default. Upon any distribution of assets of the company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior debt must be paid in full before the holders of the junior subordinated debt securities are entitled to receive or retain any payment. The rights of the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.

        In this prospectus, we use the term senior debt to mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the indenture or thereafter incurred, created or assumed:

(1)
all indebtedness of the company evidenced by notes, debentures, bonds, or other securities sold by the company for money, excluding junior subordinated debt securities, but including all first mortgage bonds of the company outstanding from time to time;

(2)
all indebtedness of others of the kinds described in the preceding clause (1) assumed by or guaranteed in any manner by the company; and

(3)
all renewals, extensions, or refundings of indebtedness of the kinds described in any of the preceding clauses (1) and (2);

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the junior subordinated debt securities.

        The indenture does not limit the aggregate amount of senior debt that the company may issue.

Exchange, Register and Transfer

        The debt securities of each series will be issuable only in fully registered form without coupons.

        The debt securities may be presented for exchange, registered and transferred in the manner, at the places and subject to the restrictions set forth in the debt securities and the relevant prospectus supplement. Subject to the limitations noted in the indenture, you will not have to pay for such services, except for any taxes or other governmental charges associated with such services.

Global Securities

        We may issue registered debt securities of a series in the form of one or more fully registered global debt securities, each of which we refer to in this prospectus as a registered global security, that we will deposit with a depositary (or with a nominee of a depositary) identified in the prospectus supplement relating to such series and registered in the name of the depositary (or a nominee). In such a case, we will issue one or more registered global securities. The face of such registered global securities, will set forth the aggregate principal amount of the series of debt securities that such global registered securities represent. The depositary (or its nominee) will not transfer any registered global security unless and until it is exchanged in whole or in part for debt securities in definitive registered form, except that:

  •
  the depositary may transfer the whole registered global security to a nominee;

  •
  the depositary's nominee may transfer the whole registered global security to the depositary;

  •
  the depositary's nominee may transfer the whole registered global security to another of the depositary's nominees; and

  •
  the depositary (or its nominee) may transfer the whole registered global security to its (or its nominee's) successor.

  Depositary Arrangements

        We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

        Generally, ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, which persons are referred to in this prospectus as participants, or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by such registered global security that are beneficially owned by such participants.

        Any dealers, underwriters or agents participating in the distribution of such debt securities will designate the accounts to credit. For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the registered global security and they will only be able to transfer such interests through the depositary's records. For people who hold through a participant, the relevant participant will maintain such records for beneficial ownership and transfer. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary (or its nominee) is the record owner of a registered global security, such depositary (or its nominee) will be considered the sole owner or holder of the debt securities represented by such registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by such registered global security registered in their names, and will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a registered global security desires to give or take any action allowed under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

  Interest and Premium

        Payments of principal, premium, if any, and any interest on debt securities represented by a registered global security registered in the name of a depositary (or its nominee) will be made to the depositary (or its nominee) as the registered owner of such registered global security. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any registered global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and neither will the trustee and its agents.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium, if any, or any interest in respect of such registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in such registered global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  Withdrawal of Depositary

        If the depositary for any debt securities represented by a registered global security notifies us that it is unwilling or unable to continue as depositary or ceases to be eligible under applicable law, and a successor depositary is not appointed within 90 days, debt securities in definitive form will be issued in exchange for the relevant registered global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, debt securities of such series in definitive form will be issued in exchange for all of the registered global security or registered global securities representing such debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names that the depositary gives to the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

Payment and Paying Agents

        Unless the applicable prospectus supplement indicates otherwise, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment.

        Unless the applicable prospectus supplement indicates otherwise, principal of and any premium and interest on the debt securities will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to such payment at the address appearing in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in the City of Cincinnati will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of 18 months after such principal,

premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment.

Consolidation, Merger, and Sale of Assets

        The indenture does not contain any provision that restricts our ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of our assets to any person, firm or corporation or otherwise engage in restructuring transactions, provided that the successor corporation assumes due and punctual payment of principal or premium, if any, and interest on the debt securities.

Events of Default

        Each of the following is defined as an event of default under the indenture with respect to debt securities of any series:

  •
  failure to pay principal of or any premium on any debt security of that series when due;

  •
  failure to pay any interest on any debt security of that series when due, continued for 30 days;

  •
  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  •
  failure to perform any other of our covenants in the indenture (other than a covenant included in the indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the trustee, or the holders of at least 35% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and

  •
  certain events of bankruptcy, insolvency or reorganization.

        If an event of default (other than a bankruptcy, insolvency or reorganization event of default) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 35% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series to be due and payable immediately. If a bankruptcy, insolvency or reorganization event of default with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see "Modification and Waiver."

        Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonably satisfactory indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  •
  such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of at least 35% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonably satisfactory indemnity, to the trustee to institute such proceeding as trustee; and

  •
  the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

        We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Modification and Waiver

        Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of, or any premium or interest on, any debt security;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any debt security;

  •
  affect the applicability of the subordination provisions to any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture, reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults or modify such provisions with respect to modification and waiver.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

        Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other shorter period as we may specify (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

        Under the indenture, we may elect to have the provisions of the indenture relating to defeasance and discharge of indebtedness or the provisions relating to defeasance of certain restrictive covenants applied with respect to the debt securities of any series.

  Defeasance and Discharge.

        If we elect to have the provisions of the indenture relating to defeasance and discharge of indebtedness applied to any debt securities, we will be discharged from all our obligations with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

  Defeasance of Certain Covenants.

        If we elect to have the provisions of the indenture relating to defeasance of certain covenants applied to any debt securities, we may omit to comply with certain restrictive covenants that may be described in the applicable prospectus supplement, and the occurrence of certain events of default, which are described above (with respect to such restrictive covenants) under "events of default" and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an event of default, in each case with respect to such debt securities. In order to exercise such option, we will be required to deposit, in trust for the benefit of the holders of such debt securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event that we were to exercise this option with respect to any debt securities and such debt securities subsequently were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government Obligations deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but might not be sufficient to pay the amounts due upon acceleration resulting from the event of default. In such case, we would remain liable for such payments.

Title

        Cinergy and the trustee, and any agent of Cinergy or the trustee may treat the person in whose name a debt security is registered as the absolute owner thereof (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

        Fifth Third Bank will be the trustee under the indenture. Fifth Third Bank acts as trustee for our other unsecured debt securities and the unsecured debt securities of our subsidiaries, including CG&E, PSI, ULH&P and Global Resources. Fifth Third Bank also acts as the trustee for certain pollution control revenue bonds of PSI and CG&E, and acts as registrar for our common stock and for the preferred stock of PSI and CG&E. Fifth Third Bank makes loans to, acts as depositary for, and, in the normal course of business, also performs other services for PSI, CG&E and ULH&P.

DESCRIPTION OF THE PREFERRED TRUST SECURITIES

        The trust may issue preferred trust securities and common trust securities under the trust agreement, which we refer to in this prospectus as the trust securities. These trust securities will represent undivided beneficial interests in the assets of the trust. Selected provisions of the trust agreement are summarized below. This summary is not complete. The form of trust agreement was filed with the SEC and you should read the trust agreement for provisions that may be important to you. The trust agreement will be qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the preferred trust securities. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated into this prospectus by reference.

General

        The trust agreement authorizes the trust to issue the preferred trust securities and the common trust securities. The preferred trust securities and the common trust securities represent undivided beneficial interests in the assets of the trust. We will own all of the issued and outstanding common trust securities of the trust, with an aggregate stated liquidation amount equal to at least 3% of the total capital of the trust. We may transfer the common trust securities only to an affiliate that is a U.S. person for U.S. federal income tax purposes. When the trust issues its preferred trust securities, you and the other holders of the preferred trust securities will own all of the issued and outstanding preferred trust securities of the trust. The preferred trust securities will be substantially identical to the common trust securities and will rank equally with the common trust securities, except that:

  •
  if a trust enforcement event under the trust agreement occurs and is continuing, the holders of preferred trust securities will have the right to receive payments before the holders of the common trust securities receive payments; and

  •
  the holders of common trust securities have the exclusive right to appoint, remove or replace the trustees and to increase or decrease the number of trustees.

        The trust will exist primarily for the purposes of:

  •
  issuing its preferred trust securities and common trust securities;

  •
  investing the proceeds from the sale of its trust securities in our debt securities; and

  •
  engaging in only such other activities as are necessary or incidental to issuing its trust securities and purchasing and holding our debt securities.

        The rights of the holders of the preferred trust securities, including economic rights, rights to information and voting rights, will be contained in and governed by the trust agreement, the Delaware Statutory Trust Act and the Trust Indenture Act of 1939, as amended.

        We will fully and unconditionally guarantee payments due on the preferred trust securities through a combination of the following:

  •
  the rights of holders of preferred trust securities to enforce those obligations;

  •
  our agreement to pay the expenses of the trust; and

  •
  our guarantee of payments due on the preferred trust securities to the extent of the trust's assets (which guarantee we refer to in this prospectus as the preferred securities guarantee).

        The property trustee will hold legal title to the debt securities in trust for the benefit of holders of the preferred trust securities and common trust securities.

        A prospectus supplement relating to the preferred trust securities will include specific terms of those securities and of the debt securities. For a description of some specific terms that will affect both the preferred trust securities and the debt securities and your rights under each, see "Description of the Debt Securities" above.

Distributions

        The only income of the trust available for distribution to the holders of preferred trust securities will be payments on the debt securities. If we fail to make interest payments on the debt securities, the trust will not have funds available to pay distributions on preferred trust securities. The payment of distributions, if and to the extent the trust has sufficient funds available for the payment of such distributions, is guaranteed on a limited basis by us as described under "Description of the Preferred Securities Guarantee."

        If stated in the applicable prospectus supplement, so long as no "event of default" under the indenture has occurred and is continuing, we may extend the interest payment period from time to time on the debt securities for one or more periods. As a consequence, distributions on preferred trust securities would be deferred during any such period. Interest would, however, continue to accrue. During any extended interest period, or for so long as an "event of default" under the indenture or any payment default under the preferred securities guarantee has occurred and is continuing, we may not:

  •
  declare or pay any dividend or distribution on our capital stock;

  •
  redeem, purchase, acquire or make a liquidation payment with respect to any of our capital stock; or

  •
  pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the debt securities; or make any guarantee payments with respect to any guarantee by us of the debt of any our subsidiaries if such guarantee ranks equally with a junior interest to the debt securities.

        However, even during such circumstances, we may:

  •
  purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

  •
  reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

  •
  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

  •
  declare dividends or distributions in our capital stock;

  •
  redeem or repurchase any rights pursuant to a rights agreement; and

  •
  make payments under the preferred securities guarantee related to the preferred trust securities.

        Before an extension period ends, we may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, we may select a new extended interest payment period. No interest period may be extended beyond the maturity of the debt securities.

Redemption

        Whenever debt securities are repaid, whether at maturity or earlier redemption, the property trustee will apply the proceeds to redeem a like amount of preferred trust securities and common trust securities.

        Preferred trust securities will be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption of debt securities. Redemptions of the preferred trust securities will be made on a redemption date only if the trust has funds available for the payment of the redemption price plus accrued and unpaid distributions. Holders of preferred trust securities will be given not less than 30 nor more than 60 days' notice of any redemption. On or before the redemption date, the trust will irrevocably deposit with the paying agent for preferred trust securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their preferred trust securities. Distributions payable on or before a redemption date will be payable to the holders on the record date for the distribution payment. If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the preferred trust securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the preferred trust securities will cease to be outstanding. No interest will accrue on amounts payable on the redemption date. In the event that any date fixed for redemption of preferred trust securities is not a business day, then payment will be made on the next business day, except that, if such business day falls in the next calendar year, then payment will be made on the immediately preceding business day. No interest will be payable because of any such delay. If payment of preferred trust securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the preferred securities guarantee, distributions on such preferred trust securities will continue to accrue to the date of payment. The actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions.

        Subject to applicable law, including United States federal securities law, we or our affiliates may at any time and from time to time purchase outstanding preferred trust securities by tender, in the open market or by private agreement.

        If preferred trust securities are partially redeemed on a redemption date, a corresponding percentage of the common trust securities will be redeemed. The particular preferred trust securities to be redeemed will be selected not more than 60 days prior to the redemption date by the property trustee by such method as the property trustee shall deem fair, taking into account the denominations in which they were issued. The property trustee will promptly notify the preferred trust security registrar in writing of the preferred trust securities selected for redemption and, where applicable, the partial amount to be redeemed.

Subordination of Common Trust Securities; Trust Enforcement Event

        Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the preferred trust securities and common trust securities shall be made pro rata based on the liquidation preference amount of such securities. However, if on any distribution payment date or redemption date an event of default under the indenture has occurred and is continuing, which is also a "trust enforcement event" under the trust agreement, no payment on any common trust security shall be made until all payments due on the preferred trust securities have been made. In that case, funds available to the property trustee shall first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions of, preferred trust securities then due and payable.

        If a trust enforcement event has occurred and is continuing, the holder of common trust securities cannot take action with respect to the trust agreement default until the effect of all defaults with respect to preferred trust securities has been cured, waived or otherwise eliminated. Until the trust enforcement event has been cured, waived or otherwise eliminated, the property trustee shall, to the fullest extent permitted by law, act solely on behalf of the holders of preferred trust securities and not the holders of the common trust securities, and only holders of preferred trust securities will have the right to direct the property trustee to act on their behalf.

        The property trustee will transmit by mail, first class postage prepaid, notice of each trust enforcement event to the holders of the trust securities within 90 days of the occurrence of such trust enforcement event, unless the property trustee in good faith determines that the withholding of such notice is in the holders' interests. We and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the trust agreement as well as any reports that may be required to be filed under the Trust Indenture Act. See "Relationship Among the Preferred Trust Securities, the Debt Securities and the Preferred Securities Guarantee—Enforcement Rights of Holders of Preferred Trust Securities" for more information on the enforcement rights of holder of preferred trust securities when a trust enforcement event has occurred.

Liquidation Distribution Upon Dissolution

        Unless otherwise specified in the applicable prospectus supplement, the trust shall dissolve and be liquidated by the property trustee on the first to occur of:

  •
  the expiration of the term of the trust;

  •
  our bankruptcy, dissolution or liquidation;

  •
  the redemption of all of the preferred trust securities;

  •
  the entry of an order for dissolution of the trust by a court of competent jurisdiction;

  •
  the direction of the property trustee after certain tax events pursuant to which all the debt securities have been distributed in exchange for the trust securities; and

  •
  our election at any time pursuant to which all the debt securities are to be distributed in exchange for the trust securities.

        If a dissolution of the trust occurs, the trust will be liquidated by the property trustee as expeditiously as the property trustee determines to be appropriate. If a dissolution of the trust occurs other than by redemption of all the preferred trust securities, the property trustee will provide for the satisfaction of liabilities of creditors, if any, and distribute to each holder of the preferred trust securities and common trust securities a proportionate amount of debt securities. If a distribution of debt securities is determined by the property trustee not to be practical, holders will be entitled to receive, out of the assets of the trust after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the preferred trust securities plus accrued and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by the trust on the preferred trust securities shall be paid on a pro rata basis. We, as holder of the common trust securities, will be entitled to receive distributions upon any dissolution pro rata with the holders of the preferred trust securities, except that if an event of default (or event that, with the lapse of time or giving of notice, would become such an event of default) has occurred and is continuing under the indenture, the preferred trust securities will have a preference over the common trust securities.

        After the date fixed for any distribution of debt securities:

  •
  the preferred trust securities will no longer be deemed to be outstanding, and

  •
  any certificates representing the preferred trust securities will be deemed to represent debt securities in a principal amount equal to the liquidation amount of the preferred trust securities, bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the preferred trust securities, until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

        There can be no assurance as to the market prices for the debt securities that may be distributed in exchange for preferred trust securities upon dissolution or liquidation of the trust. Accordingly, the debt securities that such investor may receive upon dissolution or liquidation of the trust may trade at a discount to the price that such investor paid to purchase the preferred trust securities offered hereby.

        Any notice of the distribution of debt securities in exchange for preferred trust securities will be mailed to each holder of preferred trust securities being so exchanged at least 30 days but not more than 60 days before the applicable exchange date, at such holder's registered address.

Certain Covenants of Cinergy Corp.

        As long as preferred trust securities are outstanding, we will agree that we will:

  •
  remain the sole direct or indirect owner of all the outstanding common trust securities, except as permitted by the trust agreement;

  •
  permit the common trust securities to be transferred only as permitted by the trust agreement; and

  •
  use reasonable efforts to cause the trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of debt securities to the holders of preferred trust securities as provided in the trust agreement, in which case the trust would be dissolved.

Removal of Trustees

        Unless a trust enforcement event has occurred and is continuing, the holder of the common trust securities may remove any trustee under the trust agreement at any time. If a trust enforcement event has occurred and is continuing, the holders of a majority of the total liquidation preference amount of the outstanding preferred trust securities may remove the property trustee or the Delaware trustee, or both of them. The holder of the common trust securities may remove any administrative trustee at any time. Any resignation or removal of a trustee under the trust agreement will take effect only on the acceptance of appointment by the successor trustee.

        Holders of preferred trust securities will have no right to appoint or remove the administrative trustees of the trust, who may be appointed, removed or replaced solely by us as the holder of the common trust securities.

Mergers, Consolidations or Amalgamations

        The trust may not consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. At our request and with the consent of a majority of the administrative trustees, and without the consent of the holders of the preferred trust securities, the Delaware trustee or the property trustee, the trust may consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized under the laws of any state. Such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease will be subject, however, to the following limitations:

  •
  if the trust is not the successor entity, then the successor entity either must:

  •
  expressly assume all of the trust's obligations with respect to the trust securities; or

  •
  substitute for the trust securities other securities having substantially the same terms as the trust securities, so long as these substitute securities rank the same as the trust securities with respect to distributions and payments upon liquidation, redemption and otherwise;

  •
  we must expressly appoint a trustee of a successor entity possessing the same powers and duties as the property trustee as the holder of the debt securities;

  •
  the preferred trust securities or any substitute securities must be listed, or any substitute securities must be listed upon notification of issuance, on any national securities exchange or with any other organization on which the preferred trust securities are then listed or quoted;

  •
  such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease must not cause the preferred trust securities (including any substitute securities) to be downgraded by any nationally recognized statistical rating organization;

  •
  such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease must not adversely affect the rights, preferences and privileges of the holders of the preferred trust securities (including any substitute securities) in any material respect;

  •
  such successor entity must have a purpose substantially identical to that of the trust;

  •
  prior to such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, we must have received an opinion of independent counsel to the trust experienced in such matters to the effect that:

  •
  such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any substitute securities) in any material respect;

  •
  following such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

  •
  following such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, the trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes;

  •
  we or any permitted successor or assignee must own all of the common trust securities and must guarantee the obligations of such successor entity under the substitute securities, at least to the extent provided by the preferred securities guarantee relating to the preferred trust securities; and

  •
  such successor entity must expressly assume all of the obligations of the trust.

        Notwithstanding the foregoing, unless holders of 100% in aggregate liquidation amount of the trust securities give their consent, the trust will not consolidate with, convert into, amalgamate or merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace the trust, if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes or would cause each holder of trust securities not to be treated as owning an undivided beneficial ownership interest in the debt securities.

Voting Rights

        Except as provided below and under "Description of the Preferred Securities Guarantee—Amendments and Assignments," and as otherwise required by law or the trust agreement, the holders of preferred trust securities will have no voting rights.

        The holders of not less than a majority in aggregate liquidation amount of the preferred trust securities, voting separately as a class, have the right to:

  •
  direct the time, method and place to conduct any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred on the property trustee under the trust agreement;

  •
  waive any past default and its consequences under the indenture that is waivable;

  •
  exercise any remedies available to it under the indenture; or

  •
  consent to any amendment or modification of the indenture or the debt securities, where that consent will be required.

        Where a consent or action under the indenture requires the consent or act of the holders of more than a majority of the aggregate principal amount of debt securities affected, the property trustee only may give such consent or take such action at the direction of the holders of at least the same proportion in aggregate liquidation amount of the preferred trust securities. The property trustee shall not revoke any action previously authorized or approved by a vote of the holders of preferred trust securities, except pursuant to the subsequent vote of the holders of preferred trust securities. If the property trustee fails to enforce its rights under the debt securities or the trust agreement, a holder of the preferred trust securities may institute a legal proceeding directly against us, as the case may be, to enforce the property trustee's rights under the debt securities or the trust agreement without first instituting any legal proceeding against the property trustee or anyone else. The property trustee shall notify all holders of preferred trust securities of any notice of default received from the indenture trustee. The property trustee shall have no obligation to take any action not approved by the consent of the holders (except with respect to directing the time, place and method of conducting a proceeding for a remedy) without an opinion of counsel experienced in those matters to the effect that the trust will be classified as a grantor trust for United States federal income tax purposes on account of that action and that each holder of trust securities will be treated as owning an undivided beneficial ownership interest in the debt securities.

        If an event of default under the indenture has occurred and is continuing, then the holders of not less than 25% of the aggregate liquidation amount of the preferred trust securities may direct the property trustee to declare the principal of and interest on the debt securities due and payable.

        A waiver of an event of default under the indenture with respect to the debt securities will constitute a waiver of the corresponding trust enforcement event.

        Holders of preferred trust securities may give any required approval at a meeting convened for such purpose or by written consent without prior notice. The administrative trustees will give notice of any meeting at which holders of preferred trust securities are entitled to vote.

        No vote or consent of the holders of preferred trust securities will be required for the trust to redeem and cancel preferred trust securities or distribute the debt securities in accordance with the trust agreement.

        Notwithstanding that holders of preferred trust securities are entitled to vote or consent under any of the circumstances described above, any preferred trust securities that are owned by us, any trustee or any of their affiliates, shall be treated as if they were not outstanding for purposes of such vote or consent.

Amendments

        Generally, the trust agreement may be amended from time to time by a majority of the administrative trustees and us, without the consent of any holders of preferred trust securities, including:

  •
  to cure any ambiguity, correct or supplement any defective or inconsistent provisions in the trust agreement; or

  •
  to add to any of our covenants, restrictions or obligations; or

  •
  to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any preferred trust securities and common trust securities are outstanding or to ensure the trust's exemption from the status of an "investment company" under the Investment Company Act of 1940; or

  •
  to facilitate the tendering, remarketing and settlement of the preferred trust securities, as contemplated in the trust agreement.

        If any proposed amendment provides for:

  •
  any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the trust agreement, other than as described below, or otherwise; or

  •
  the dissolution, winding-up or termination of the trust other than pursuant to the terms of the trust agreement,

then the amendment will not be effective except with the approval of at least 66 2/3% in liquidation amount of outstanding trust securities. If, however, any amendment referred to in the first bullet above would adversely affect only the preferred trust securities or the common trust securities, then only the affected class will be entitled to vote on the amendment and the amendment will not be effective except with the approval of 66 2/3% in liquidation amount of the affected class outstanding.

        Each affected holder of preferred trust securities or common trust securities must have consented to any amendment to the trust agreement that:

  •
  adversely changes the amount or timing of any distribution with respect to preferred trust securities or common trust securities or otherwise adversely affects the amount of any distribution required to be made in respect of preferred trust securities and common trust securities as of a specified date; or

  •
  restricts the right of a holder of preferred trust securities or common trust securities to institute suit for the enforcement of any such payment on or after that date.

        No amendment may be made to the trust agreement unless the property trustee has received:

  •
  an officers' certificate from each of us and the trust that such amendment is permitted by, and conforms to, the terms of the trust agreement; and

  •
  in the case of an amendment that affects the rights, powers, duties, obligations or immunities of the property trustee, an opinion of counsel that such amendment is permitted by, and conforms to, the terms of the trust agreement.

        Moreover, no amendment may be made to the extent the result of such amendment would be to:

  •
  cause the trust to be classified other than as a grantor trust for purposes of United States federal income tax purposes;

  •
  reduce or otherwise adversely affect the rights or powers of the property trustee in contravention of the Trust Indenture Act; or

  •
  cause the trust to be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940.

        The amendment provision of the trust agreement may not be amended without the consent of all of the holders of the trust securities. No amendment that adversely affects the rights, powers and privileges of the property trustee or the Delaware trustee may be made without the consent of the property trustee or the Delaware trustee, respectively. The rights of the holders of the common trust securities under the trust agreement to increase or decrease the number of, and to appoint, or remove trustees may not be amended without the consent of the holders of the common trust securities.

Global Preferred Trust Securities

        Unless otherwise specified in the applicable prospectus supplement, the preferred trust securities will initially be issued in fully registered global form that will be deposited with, or on behalf of, a depositary. Global preferred trust securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until a global preferred trust security is exchanged in whole or in part for the individual preferred trust securities represented thereby, the depositary holding the global preferred trust security may transfer the global preferred trust security only to its nominee or successor depositary or vice versa and only as a whole. Unless otherwise indicated in the applicable prospectus supplement, the depositary for the global preferred trust securities will be The Depository Trust Company, or DTC. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in global preferred trust securities.

        The specific terms of the depositary arrangement for the preferred trust securities will be described in the applicable prospectus supplement. We expect that the applicable depositary, or its nominee, upon receipt of any payment of liquidation amount, premium or distributions in respect of a global preferred trust security representing any of the preferred trust securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the aggregate liquidation amount of such global preferred trust securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of the participants.

        Unless otherwise specified in the applicable prospectus supplement, if at any time the depositary is unwilling, unable or ineligible to continue as a depositary for the preferred trust securities, the trust will appoint a successor depositary with respect to the preferred trust securities. If a successor depositary is not appointed by the trust within 90 days after the trust receives such notice or becomes aware of such ineligibility, the trust's election that the preferred trust securities be represented by one or more global preferred trust securities will no longer be effective, and an administrative trustee on behalf of the trust will execute, and the property trustee will authenticate and deliver, preferred trust securities in definitive registered form, in any authorized denominations, in an aggregate stated liquidation amount equal to the liquidation amount of the global preferred trust securities in exchange for such global preferred trust securities. In addition, the trust may at any time and in its sole discretion determine not to have any preferred trust securities represented by one or more global preferred trust securities, and, in such event, an administrative trustee on behalf of the trust will execute and the property trustee will authenticate and deliver preferred trust securities in definitive registered form, in an aggregate stated liquidation amount equal to the liquidation amount of the global preferred trust securities, in exchange for such global preferred trust securities.

Books and Records

        The books and records of the trust will be maintained at the principal office of the trust and will be open for inspection by each holder of preferred trust securities or any authorized representative for any purpose reasonably related to the holder's interest in the trust during normal business hours.

Payment of Preferred Trust Securities and Paying Agent

        Unless we indicate differently in a prospectus supplement, payments in respect of the preferred trust securities will be made to the depositary, which will credit the relevant participants' accounts on the applicable distribution dates or, if the preferred trust securities are not held by the depositary, such payments will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto as such address appears on the preferred trust security register. The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us, which may be us. The paying agent may resign upon 30 days' written notice to the administrative trustees, the property trustee and us. In the event that the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank, trust company or affiliate of ours acceptable to the property trustee and us to act as paying agent.

Registrar and Transfer Agent

        The property trustee will act as registrar and transfer agent for the preferred trust securities. Registration of transfers of preferred trust securities will be made without charge by or on behalf of the trust, but the trust may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange of preferred trust securities.

Duties of the Trustees

        The number of trustees of the trust will initially be five. Three of the trustees will be administrative trustees, who are our officers or employees. The fourth trustee will be The Bank of New York (Delaware), as Delaware trustee, which will act as the resident trustee in the State of Delaware and will have no other significant duties. The fifth trustee will be The Bank of New York, as property trustee, which will hold the debt securities on behalf of the trust and will maintain a payment account with respect to the preferred trust securities and common trust securities, and will also act as trustee under the trust agreement for the purposes of the Trust Indenture Act.

        The administrative trustees of the trust are authorized and directed to conduct the affairs of the trust and to operate the trust so that (1) the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, (2) the trust will not be taxed as a corporation, (3) the trust will not be classified as other than a grantor trust for United States federal income tax purposes and (4) the debt securities will be treated as our indebtedness for United States federal income tax purposes. In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement that we and the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the preferred trust securities.

        The property trustee will own and hold for your benefit our debt securities purchased by the trust. The property trustee will also:

  •
  generally exercise the rights, powers and privileges of a holder of the debt securities, including the right to enforce our obligations under the debt securities upon the occurrence of an event of default under the indenture;

  •
  maintain exclusive control of a segregated non-interest bearing bank account to hold all payments on the debt securities; and

  •
  promptly make distributions to the holders of the trust securities out of funds from the property account.

        The property trustee will not be liable for any action taken, suffered or omitted to be taken by it without negligence, in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by the trust agreement. The property trustee will be under no obligation to exercise any rights or powers vested in it by the trust agreement at the request of a holder of trust securities, unless the holder provides the property trustee security and indemnity, reasonably satisfactory to the property trustee, against the costs and expenses and liabilities that might be incurred.

        Any entity into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such trustee may be a party, or any entity succeeding to all or substantially all the corporate trust business of such trustee, will be the successor of such trustee under the trust agreement, provided that such entity is otherwise qualified and eligible.

        Because we will own all of the common trust securities of the trust, we will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees.

        The duties and obligations of the trustees of the trust will be governed by the trust agreement, the Delaware Statutory Trust Act and the Trust Indenture Act.

Miscellaneous

        Holders of the preferred trust securities have no preemptive or similar rights.

Governing Law

        The trust agreement, the preferred trust securities and the common trust securities provide that they are to be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

        Selected provisions of the preferred securities guarantee that we will execute and deliver for the benefit of the holders of the preferred trust securities are summarized below. The summary is not complete. The form of preferred securities guarantee was filed with the SEC and you should read the preferred securities guarantee for provisions that may be important to you. The preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the preferred securities guarantee. Whenever particular defined terms of the preferred securities guarantee are referred to, those defined terms are incorporated into this prospectus by reference.

        The Bank of New York will act as guarantee trustee under the preferred securities guarantee. The guarantee trustee will hold the preferred securities guarantee for the benefit of the holders of the preferred trust securities.

General

        We will irrevocably, fully and unconditionally agree to make the guarantee payments listed below in full to the holders of the preferred trust securities if they are not made by the trust, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert. The following payments will be subject to the preferred securities guarantee (without duplication):

  •
  any accumulated and unpaid distributions required to be paid on preferred trust securities, to the extent the trust has funds available therefor;

  •
  the redemption price, plus all accumulated and unpaid distributions, for any preferred trust securities called for redemption by the trust, to the extent the trust has funds available therefor; and

  •
  upon a voluntary or involuntary dissolution, winding-up or termination of the trust (except in connection with the distribution of debt securities to the holders in exchange for preferred trust securities as provided in the trust agreement or upon a redemption of all of the preferred trust securities upon maturity or redemption of the debt securities as provided in the trust agreement), the lesser of:

    •
    the aggregate of the liquidation preference and all accumulated and unpaid distributions on preferred trust securities to the date of payment, to the extent the trust has funds available therefor; and

    •
    the amount of assets of the trust remaining available for distribution to holders of preferred trust securities in liquidation of the trust after satisfaction of liabilities to creditors of the trust as required by applicable law.

        Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of preferred trust securities or by causing the trust to pay such amounts to those holders.

        The preferred securities guarantee will be a guarantee with respect to the preferred trust securities, but will not apply to any payment of distributions if and to the extent that the trust does not have funds available to make those payments.

        If we fail to make interest payments on the debt securities held by the trust, the trust will not have funds available to pay distributions on the preferred trust securities. The preferred securities guarantee does not limit us from incurring or issuing additional debt, whether secured or unsecured, senior to or equal in right of payment to the preferred securities guarantee in the future.

        We will agree to provide funds to the trust as needed to pay costs, expenses or liabilities of the trust to parties other than holders of preferred trust securities or common trust securities. The debt securities and the preferred securities guarantee, together with our obligations with respect to the preferred trust securities under the indenture, the trust agreement, the preferred securities guarantee, including the agreement by us to pay expenses and obligations of the trust to parties (other than holders of preferred trust securities or common trust securities), constitute a full and unconditional guarantee of the preferred trust securities by us. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes that guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee by us of the preferred trust securities.

Amendments and Assignment

        No consent of holders of preferred trust securities is required for changes to the preferred securities guarantee that do not materially adversely affect their rights. Other terms of the preferred securities guarantee may be changed only with the prior approval of the holders of the preferred trust securities having at least a majority of the liquidation preference amount of the outstanding preferred trust securities. All guarantees and agreements contained in the preferred securities guarantee will bind the successors, assigns, receivers, trustees and representatives of ours and will inure to the benefit of the holders of the preferred trust securities then outstanding. We may assign our obligations under the preferred securities guarantee only in connection with a consolidation, merger or asset sale involving us permitted under the indenture.

Events of Default

        An event of default under the preferred securities guarantee will occur if we fail to perform any of our payment or other obligations under the preferred securities guarantee and have not cured such failure within 90 days of receipt of notice thereof. The holders of the preferred trust securities having a majority of the liquidation amount of the preferred trust securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee.

        If the guarantee trustee fails to enforce the preferred trust securities guarantee or we fail to make a guarantee payment, you may institute a legal proceeding directly against us to enforce the guarantee trustee's rights under the preferred securities guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or anyone else.

        We will be required to file an annual statement with the guarantee trustee as to our compliance with the preferred securities guarantee.

        During any extended interest period, or for so long as an "event of default" under the indenture or any payment default under the preferred securities guarantee has occurred and is continuing, we may not:

  •
  declare or pay any dividend or distribution on our capital stock;

  •
  redeem, purchase, acquire or make a liquidation payment with respect to any of our capital stock; or

  •
  pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the debt securities; or make any guarantee payments with respect to any guarantee by us of the debt of any of our subsidiaries if such guarantee ranks equally with a junior interest to the debt securities.

However, even during such circumstances, we may:

  •
  purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

  •
  reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

  •
  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

  •
  declare dividends or distributions in our capital stock;

  •
  redeem or repurchase any rights pursuant to a rights agreement; and

  •
  make payments under the preferred securities guarantee related to the preferred trust securities.

Duties of the Guarantee Trustee

        The guarantee trustee will undertake to perform only those duties specifically set forth in the preferred securities guarantee until a default occurs. After a default under the preferred securities guarantee, the guarantee trustee must exercise the same degree of care and skill in its duties as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. The preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by the preferred securities guarantee at the request of any holder of the preferred trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Preferred Securities Guarantee

        The preferred securities guarantee will terminate and be of no further force and effect upon:

  •
  full payment of the redemption price, plus accrued and unpaid distributions, for all the preferred trust securities;

  •
  the distribution of debt securities to holders of the preferred trust securities in exchange for all of the trust securities; or

  •
  full payment of the amounts payable upon liquidation of the trust.

        The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred trust securities must restore payment of any sums paid under the preferred trust securities or the preferred securities guarantee.

Status of the Preferred Securities Guarantee

        The applicable prospectus supplement will set out the status of the preferred securities guarantee.

        The trust agreement provides that by accepting preferred trust securities, a holder agrees to the status and other terms of the preferred securities guarantee.

        The preferred securities guarantee will be a guarantee of payment and not of collection, that is, the guarantee trustee may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against anyone else.

        Because we are a holding company that conducts all of its operations through subsidiaries, obligations under the preferred securities guarantee, as obligations of a holding company, will generally have a position junior to claims of creditors and preferred stockholders of our subsidiaries. See "The Company" above.

Governing Law

        The preferred securities guarantee provides that it is to be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE PREFERRED TRUST SECURITIES,
THE DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEE

        To the extent set forth in the preferred securities guarantee and to the extent funds are available, we will irrevocably guarantee the payment of distributions and other amounts due on the trust securities. If and to the extent we do not make payments on the debt securities, the trust will not have sufficient funds to pay distributions or other amounts due on the trust securities. The preferred securities guarantee does not cover any payment of distributions or other amounts due on the trust securities unless the trust has sufficient funds for the payment of such distributions or other amounts. In such event, a holder of trust securities may institute a legal proceeding directly against us to enforce payment of such distributions or other amounts to such holder after the respective due dates. Taken together, our obligations under the trust agreement, the debt securities, the indenture and the preferred securities guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full and unconditional guarantee of the trust's obligations under the trust securities.

Sufficiency of Payments

        As long as payments of interest and other amounts are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the trust securities because of the following factors:

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  the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

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  the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

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  we, as issuer of the debt securities, will pay, and the trust will not be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of the trust (other than with respect to the trust securities); and

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  the trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        Notwithstanding anything to the contrary in the indenture, we have the right to set off any payment we are otherwise required to make thereunder against and to the extent we have already made, or are concurrently on the date of such payment making, a related payment under the preferred securities guarantee.

Enforcement Rights of Holders of Preferred Trust Securities

        The trust agreement provides that if we fail to make interest or other payments on the debt securities when due (taking account of any extension period), the holders of the preferred trust securities may direct the property trustee to enforce its rights under the indenture. If the property trustee fails to enforce its rights under the indenture in respect of an event of default under that indenture, any holder of record of preferred trust securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to our failure to pay interest, premium or principal on the debt securities on the date such interest, premium or principal is otherwise payable, then a holder of preferred trust securities may institute a direct action against us for payment of such holder's pro rata share. If a holder brings such a direct action, we will be entitled to that holder's rights under the trust agreement to the extent of any payment made by us to that holder.

        If we fail to make payments under the preferred securities guarantee, a holder of preferred trust securities may institute a proceeding directly against us for enforcement of the guarantee for such payments.

Limited Purpose of Trust

        The trust preferred securities evidence undivided beneficial ownership interest in the trust, and the trust exists for the sole purpose of issuing and selling the trust securities and using the proceeds to purchase our debt securities. A principal difference between the rights of a holder of preferred trust securities and a holder of debt securities is that a holder of debt securities is entitled to receive from us the principal amount of and interest accrued on the debt securities held, while a holder of preferred trust securities is entitled to receive distributions and other payments from the trust (or from us under the preferred securities guarantee) only if and to the extent the trust has funds available for the payment of such distributions and other payments.

Rights upon Dissolution

        Upon any voluntary or involuntary dissolution, winding-up or liquidation of the trust involving the redemption or repayment of the debt securities, the holders of the trust securities will be entitled to receive, out of assets held by the trust, subject to the rights of creditors of the trust, if any, the liquidation distribution in cash. Because we are the guarantor under the preferred securities guarantee and, as issuer of the debt securities, we have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of the trust securities), the positions of a holder of trust securities and a holder of debt securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy would be substantially the same.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock. The price per share of our common stock and number of shares of our common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract and (b) debt securities, preferred trust securities or debt obligations of third parties (including United States Treasury securities), other stock purchase contracts or common stock, in each case that would secure the holders' obligations to purchase or to sell, as the case may be, our common stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

        The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase units and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

DESCRIPTION OF CAPITAL STOCK

        The description below is a summary of certain provisions of our capital stock.

Authorized Capital

        Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

        General.    As of October 31, 2002, 168,326,377 shares of our common stock were issued and outstanding. The outstanding shares of our common stock is, and our common stock offered hereby when issued and paid for will be, fully paid and non-assessable. This description of our common stock is not complete and is qualified by referring to the description contained or incorporated in our Form 8-B filed with the SEC on September 1, 1994.

        Voting Rights.    Holders of our common stock are entitled to one vote for each share held by them on all matters presented to shareholders. In the election of directors, shareholders do not have cumulative voting rights.

        Liquidation Rights.    After satisfaction of the preferential liquidation rights of any Preferred Stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.

        No Preemptive Conversion, or Redemption Rights.    The holders of our common stock do not have preemptive rights as to additional issues of our common stock or conversion rights. The shares of our common stock are not subject to redemption or to any further calls or assessments and are not entitled to benefit of any sinking fund provisions.

Transfer Agents and Registrars

        The transfer agents and registrars for our common stock are Cinergy Corp. and Fifth Third Bank, respectively.

Preferred Stock

        Our board of directors is authorized, without further shareowner action, to divide the preferred stock into one or more classes or series and to determine the designations, preferences, limitations and special rights of any class or series including, but not limited to, the following:

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  the rate of dividend, if any;

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  the rights, if any, of the holders of shares of the series upon our voluntary or involuntary liquidation, dissolution or winding up;

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  the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

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  the price at and the terms and conditions upon which shares may be redeemed; and

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  the voting rights, if any.

        No shares of preferred stock have been issued.

PLAN OF DISTRIBUTION

        We and the trust may sell the securities directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

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  the terms of the offering of the securities;

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  the proceeds we will receive from such a sale;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which we may list the securities.

        We and the trust may distribute the securities from time to time in one or more transactions at:

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  a fixed price;

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  prices that may be changed;

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  market prices at the time of sale;

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  prices related to prevailing market prices; and

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  negotiated prices.

        We will describe the method of distribution in the relevant prospectus supplement.

        If we use underwriters with respect to a series of the securities, we will set forth in the relevant prospectus supplement:

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  the name of the managing underwriter, if any;

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  the name of any other underwriters; and

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  the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

        The underwriters will acquire any securities for their own accounts and they may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any securities will:

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  entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

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  subject the obligations of the underwriters to certain conditions precedent; and

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  obligate the underwriters to purchase all securities offered in a particular offering if any such securities are purchased.

        In connection with an offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may:

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  overallot in connection with the offering, creating a syndicate short position;

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  bid for, and purchase, the securities in the open market to cover syndicate short positions;

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  bid for, and purchase, the securities in the open market to stabilize the price of the securities; and

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  reclaim selling concessions allowed for distributing the securities in the offering if the syndicate repurchases previously distributed the securities in syndicate covering transactions, in stabilization transactions or otherwise.

        Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in these activities, and may end any of these activities at any time.

        If we use a dealer in an offering of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

        If we use an agent in an offering of the securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

        Dealers and agents named in a prospectus supplement may be considered underwriters of the securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act. In the ordinary course of business, we may engage in transactions with underwriters, dealers and agents and they may perform services for us.

        We and the trust may solicit offers to purchase the securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement.

        If we authorize underwriters or other agents to solicit offers to purchase the securities from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement. We must approve all purchasers under such contracts; the institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We will not subject the obligations of such purchasers to any conditions except that:

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  we will not allow such purchases if they violate the laws of any jurisdiction to which a proposed purchaser is subject; and

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  if we are also selling the securities to underwriters, we will not sell to the underwriters subject to delayed delivery.

        Underwriters and other agents will not be responsible for the validity or performance of such contracts providing for payment and delivery at a future date.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        We will set forth in the relevant prospectus supplement the anticipated delivery date of the securities and the prospectus delivery obligations of dealers.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities to be issued by us will be passed upon for us by Taft, Stettinius & Hollister LLP, Cincinnati, Ohio.

        Certain matters of Delaware law relating to the validity of the preferred trust securities, the enforceability of the trust agreement and the creation of the trust will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the trust. Additional legal matters may be passed on for any underwriters by counsel which we will name in the applicable prospectus supplement.

INDEPENDENT PUBLIC ACCOUNTANTS

        Cinergy Corp.'s financial statements and schedules incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference in reliance upon the authority of such firm as experts in accounting and auditing.

        Because we have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to our naming it in this prospectus as having certified our financial statements for the three years ended December 31, 2001, as required by Section 7 of the Securities Act, we have dispensed with the filing of their consent in reliance on Rule 437a promulgated under the Securities Act. Consequently, your ability to assert claims against Arthur Andersen LLP will be limited. In particular, because of this lack of consent, you will not be able to sue Arthur Andersen LLP under Section 11(a)(4) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated in those financial statements. Therefore, your right of recovery under that section will be limited.

        On April 30, 2002, Cinergy Corp. filed a Current Report on Form 8-K announcing that its board of directors approved the selection of Deloitte & Touche LLP as its independent public accountants for the fiscal year 2002, replacing Arthur Andersen LLP. The decision to change independent public accountants was not the result of any disagreement with Arthur Andersen LLP on matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure.

5,700,000 Shares

Common Stock

P R O S P E C T U S    S U P P L E M E N T

Merrill Lynch & Co.

January 31, 2003

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PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS
CINERGY CORP.
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
USE OF PROCEEDS
CAPITALIZATION
DESCRIPTION OF COMMON STOCK
UNDERWRITING
LEGAL MATTERS

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
THE COMPANY
THE TRUST
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DIVIDENDS AND PRICE RANGE OF COMMON STOCK
CONSOLIDATED CAPITALIZATION
SELECTED CONSOLIDATED INCOME INFORMATION
ACCOUNTING TREATMENT RELATING TO PREFERRED TRUST SECURITIES
DESCRIPTION OF THE DEBT SECURITIES
DESCRIPTION OF THE PREFERRED TRUST SECURITIES
DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE
RELATIONSHIP AMONG THE PREFERRED TRUST SECURITIES, THE DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEE
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
INDEPENDENT PUBLIC ACCOUNTANTS